                                                              Exhibit 99.906CERT

FORM N-CSR ITEM 10(b) EXHIBIT


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned hereby certify in their capacity as Treasurer and President, respectively, of EATON VANCE GROWTH TRUST (the "Trust") (on behalf of Atlanta Capital Large-Cap Growth Fund), that:

(a) the Annual Report of the Trust (on behalf of Atlanta Capital Large-Cap Growth Fund) on Form N-CSR for the period ended September 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Trust (on behalf of Atlanta Capital Large-Cap Growth Fund) for such period.

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO THE TRUST AND WILL BE RETAINED BY THE TRUST AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.


Eaton Vance Growth Trust (On behalf of Atlanta Capital Large-Cap Growth Fund)

Date: November 17, 2003


/S/ James L. O'Connor
-----------------------------
James L. O'Connor
Treasurer

Date: November 17, 2003


/S/ Thomas E. Faust Jr.
-----------------------------
Thomas E. Faust Jr.
President